CERTIFICATE OF AMENDMENT
                     TO THE ARTICLES OF INCORPORATION OF
                  UNITED STATES INDEMNITY & CASUALTY, INC.


     We, the undersigned, Efraim Donitz, President, and Nelson Colvin, Secretary, of United States Indemnity & Casualty, Inc., a Nevada corporation (the "Corporation"), do hereby certify:

                                      I

     The name of the Corporation is United States Indemnity & Casualty, Inc.

                                      II

     The following amendment to the Articles of Incorporation of the Corporation was duly adopted by Board of Directors and the written consent of stockholders of the Corporation owning in excess of a majority of the outstanding voting securities of the Corporation on December 15, 1999, pursuant to Sections 78.315 and 78.320 of the Nevada Revised Statutes;

     That the Corporation effect a reverse split of its outstanding voting securities on a basis of 1,000 for one, while retaining the current authorized capital and par value, with appropriate adjustments in the capital accounts of the Corporation; provided however, that all fractional shares shall be rounded up to the nearest whole share as a result of the reverse split.

                                     III

     The number of shares entitled to vote on the amendment was 4,800,026.

                                      IV

     The number of shares voted in favor of the amendment was 4,300,000, with non opposing and non abstaining.

     IN WITNESS THEREOF, the undersigned officers of the Corporation, certifying that the foregoing is true and correct under penalty of perjury, have set their hands this 14th day of December, 1999.

                                                /s/ Efraim Donitz
                                                -------------------------
                                                Efraim Donitz, President


                                                /s/ Nelson Colvin
                                                -------------------------
                                                Nelson Colvin, Secretary